As filed with the Securities and Exchange Commission on November 4, 2009

Registration No. 333-116539

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0547089
(State of Incorporation)	(I.R.S. Employer Identification No.)

800 W. California Avenue, Suite 200

Sunnyvale, CA 94086-4834

(408) 331-8600

(Address of principal executive offices)

2004 Equity Incentive Plan

2004 Non-Employee Directors’ Stock Option Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

John K. Allen

Leadis Technology, Inc.

800 W. California Avenue, Suite 200

Sunnyvale, CA 94086-4834

(408) 331-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael D. Morehead

General Counsel

Leadis Technology, Inc.

800 W. California Avenue, Suite 200

Sunnyvale, CA 94086-4834

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

Leadis Technology, Inc., a Delaware corporation (the “Company”), is filing this post-effective amendment to deregister unsold shares of the Company’s common stock (the “Common Stock”) that were registered under the Registration Statement on Form S-8 originally on June 16, 2004 (Registration No. 333-116539) (the “Registration Statement”) for issuance pursuant to the Company’s 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan, and 2004 Employee Stock Purchase Plan.

On October 27, 2009, the Company’s Certificate of Dissolution became effective with the Secretary of State of the State of Delaware and the Company was formally dissolved pursuant to Delaware General Corporation Law (the “Dissolution”). In connection with the Dissolution, the Company hereby removes from registration the shares of Common Stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Leadis Technology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 4, 2009.

LEADIS TECHNOLOGY, INC.

By:	/S/ JOHN K. ALLEN
John K. Allen
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 4, 2009.

Signature	Title

/S/ ANTONIO R. ALVAREZ Antonio R. Alvarez	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ JOHN K. ALLEN John K. Allen	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ ALDEN CHAUVIN, JR. Alden Chauvin, Jr.	Director

/S/ KEUNMYUNG LEE Keunmyung Lee	Director

/S/ DOUGLAS MCBURNIE Douglas McBurnie	Director

/S/ JAMES PLUMMER James Plummer	Director

/S/ JACK SALTICH Jack Saltich	Director

/S/ SAM SRINIVASAN Sam Srinivasan	Director